Exhibit 10.1

NOTE AND WARRANT PURCHASE

AGREEMENT

Dated as of December 10, 2008

by and between

IMPLANT SCIENCES CORPORATION

and

DMRJ GROUP LLC

TABLE OF CONTENTS

Page

ARTICLE I PURCHASE AND SALE OF NOTE AND WARRANT	1
Section 1.1	Purchase and Sale of Note and Warrant.	1
Section 1.2	Closing.	1
Section 1.3	Warrant Shares.	2

ARTICLE II REPRESENTATIONS AND WARRANTIES	2
Section 2.1	Representations and Warranties of the Company.	2
Section 2.2	Representations and Warranties of the Investor.	13

ARTICLE III COVENANTS	13
Section 3.1	Securities Compliance.	14
Section 3.2	Registration and Listing.	14
Section 3.3	Compliance with Laws.	14
Section 3.4	Keeping of Records and Books of Account.	14
Section 3.5	Reporting Requirements.	15
Section 3.6	Other Agreements.	16
Section 3.7	Use of Proceeds.	16
Section 3.8	Reporting Status.	16

ARTICLE V CONDITIONS	22
Section 4.1	Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities at Each Closing.	22
Section 4.2	Conditions Precedent to the Obligation of the Investor to Close at Each Closing.	23

ARTICLE V CERTIFICATE LEGEND	25
Section 5.1	Legend.	25

ARTICLE VI INDEMNIFICATION	26
Section 6.1	General Indemnity.	26
Section 6.2	Indemnification Procedure.	26

ARTICLE VII MISCELLANEOUS	27
Section 7.1	Fees and Expenses.	27
Section 7.2	Specific Performance; Consent to Jurisdiction; Venue.	28
Section 7.3	Entire Agreement; Amendment.	28
Section 7.4	Notices.	28
Section 7.5	Waivers.	29
Section 7.6	Headings.	30
Section 7.7	Successors and Assigns.	30
Section 7.8	No Third Party Beneficiaries.	30
Section 7.9	Governing Law.	30
Section 7.10	Survival.	30
Section 7.11	Publicity.	30
Section 7.12	Counterparts.	30
Section 7.13	Severability.	31
Section 7.14	Further Assurances.	31
Section 7.15	Confidentiality.	31

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT, dated as of December 10, 2008 (this “Agreement”), is by and between Implant Sciences Corporation, a Massachusetts corporation (the “Company”), and DMRJ Group LLC, a Delaware limited liability company (the “Investor”).

The parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTE AND WARRANT

Section 1.1                                Purchase and Sale of Note and Warrant.

(a)             Upon the following terms and conditions, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, (i) one or more senior secured promissory notes in an aggregate principal amount of up to $5,600,000 and (ii) a common stock purchase warrant, in substantially the form attached hereto as Exhibit A (the “Warrant”), to purchase 1,000,000 shares of Common Stock, par value $0.10 per share, of the Company (the “Common Stock”) at the exercise price and upon the terms and conditions set forth therein.

(b)             At the Closing (as hereafter defined), upon satisfaction of the terms and conditions set forth herein, the Company shall issue to the Investor a promissory note, substantially in the form of Exhibit B hereto (the “Note”), in the aggregate principal amount of Five Million Six Hundred Thousand Dollars ($5,600,000), and the Investor shall advance, as payment in full for the Note, the sum of Five Million Six Hundred Thousand Dollars ($5,600,000), less the amount of the original issue discount set forth below.  The Investor is further permitted to deduct and retain from the advance made on the Closing Date the fees and expenses of the Investor as permitted by Section 7.1 hereto.  The issuance and sale of the Note is referred to herein as the “Closing”.  At the Closing, the Company shall deliver to the Investor the Warrant to purchase 1,000,000 shares of Common Stock at the exercise price and upon the terms and conditions as set forth therein.  The Note shall be on an original issue discount basis, reflecting an unconditional non-refundable original issue discount in the amount of $616,000 for the period commencing with the Closing Date (as defined below) through the scheduled Maturity Date, as set forth in the Note.

Section 1.2                                Closing.

The Closing under this Agreement shall take place immediately upon the execution of this Agreement or on such other date as may be agreed upon in writing by the parties hereto (the “Closing Date”).  The Closing shall take place at the offices of the Investor, 152 West 57th Street, 4th Floor, New York, NY 10:00 a.m. New York time.  At the Closing, the Investor shall make the advance described in Section 1.1 above by wire transfer of immediately available funds to an account designated by the Company.

Section 1.3                                Warrant Shares.

The Company has authorized and has initially reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock at least equal to one hundred fifty percent (150%) of the aggregate number of shares of Common Stock to effect the exercise of the Warrant in full.  Any shares of Common Stock issuable upon exercise of the Warrant (and such shares when issued) are herein referred to as the “Warrant Shares”.  The Warrant and the Warrant Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1                                Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investor, as of the date hereof and the date of the Closing hereunder (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)             Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any direct or indirect Subsidiaries (as defined in Section 2.1(g)) or own securities of any kind in any other entity except as set forth on Schedule 2.1(g) hereto.  The Company and each such Subsidiary (as defined in Section 2.1(g)) is duly qualified as a foreign corporation, limited liability company or limited partnership to do business and is in good standing in every other jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries (taken together as a whole) and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any of the Transaction Documents in any material respect.

(b)             Authorization; Enforcement.  The Company and the Subsidiaries (as applicable) have the requisite corporate power and authority to enter into and perform this Agreement, the Note, the Warrants, the Security Agreement by and between the Company and the Investor dated as of the Closing Date, substantially in the form of Exhibit C attached hereto (the “Security Agreement”) the Officer’s Certificate to be delivered by the Company, dated as of the Closing Date, substantially in the form of Exhibit D attached hereto (the “Officer’s Certificate”), the Patent Security Agreement by and among the Company, the Subsidiaries and the Investor, substantially in the form of Exhibit B, attached to the Security Agreement (together with any Copyright Security Agreement or Trademark Security Agreement subsequently entered into by the Company or any Subsidiary and the Investor pursuant to the terms of the Security Agreement, collectively, the “IP Security Agreements”), the guarantee (“Guarantee”) to be delivered by each of the Subsidiaries, dated as of the date hereof, substantially in the form of Exhibit E, the Irrevocable Transfer Agent Instructions, dated as of the date hereof, substantially in the form of Exhibit F  and the Stock Transfer Agreement, between the Company and the Investor, dated as of the Closing Date, substantially in the form of Exhibit G attached hereto (the “Stock Transfer Agreement”) (collectively, together with this Agreement, the Note and the Warrants the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and, except as set forth on Schedule 2.1(b), no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company and the Subsidiaries, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)             Capitalization.  The authorized capital stock and the issued and outstanding shares of capital stock of the Company as of the Closing Date is set forth on Schedule 2.1(c)(i) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized.  Except as set forth in this Agreement, or as set forth on Schedule 2.1(c)(ii) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c)(iii) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except as provided on Schedule 2.1(c)(iv) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth on Schedule 2.1(c)(v), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

(d)             Issuance of Securities.  The Note and the Warrant have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Warrant Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Warrant, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)             No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Note and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, and the issuance of the Securities as contemplated hereby, do not and will not (i) violate or conflict with any provision of the Company’s Amended and Restated Articles of Organization (the “Articles of Organization”) or Bylaws (the “Bylaws”), each as amended to date, or any Subsidiary’s comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company or its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which any of their respective properties or assets are bound, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect (other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws)).  Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations).  The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity.

(f)             Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  Each

Commission Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Commission Documents did not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)             Subsidiaries.  Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as set forth on Schedule 2.1(g) hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 2.1(g) hereto.  Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.  Each subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdictions set forth on Schedule 2.1(g) and has the requisite corporate or other power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(h)             No Material Adverse Change.  Except as disclosed in the Commission Documents or on Schedule 2.1(h) hereto, since September 30, 2008, the Company has not experienced or suffered any Material Adverse Effect.

(i)             No Undisclosed Liabilities.  Except as disclosed on Schedule 2.1(i) hereto, since September 30, 2008, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(j)             No Undisclosed Events or Circumstances.  Since September 30, 2008, except as disclosed on Schedule 2.1(j) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)             Indebtedness.  Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean, with respect to any Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products, (c) all capital lease obligations that exceed $50,000 in the aggregate in any fiscal year, (d) all obligations or liabilities secured by a lien or encumbrance on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $50,000 in the aggregate in any fiscal year, (f) all synthetic leases, (g) all obligations with respect to redeemable stock and redemption or repurchase obligations under any capital stock or other equity securities issued by such Person, (h) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account, (i) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefore as a result of such Person’s ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefore or such Person has no liability therefore as a matter of law, (j) trade debt and other account payables which remain unpaid more than one hundred (100) days past the invoice date, and (k) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person; provided, however, Indebtedness shall not include (I) usual and customary trade debt and other accounts payable incurred in the ordinary course of business less than one hundred (100) days past the invoice date and (II) endorsements for collection or deposit in the ordinary course of business.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.  “Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, governmental entity or any other entity of any kind or nature whatsoever.

(l)             Title to Assets.  Each of the Company  and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 2.1(l) hereto.  Any leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.  Pursuant to, and upon execution and delivery of, the Security Agreement and any applicable IP Security Agreements, the Company and its Subsidiaries shall have granted to the Investor a perfected, first priority security interest in substantially all of the assets of the Company and the Subsidiaries.

(m)             Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(n)             Compliance with Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.  The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)             Taxes.  The Company and each of the Subsidiaries has accurately prepared and filed (or validly extended) all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable.  Except as disclosed on Schedule 2.1(o) hereto, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)             Disclosure.  Except for the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, nonpublic information.  To the Company’s knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement, taken together as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(q)             Environmental Compliance.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company’s business or the business of any of its subsidiaries.  To the Company’s knowledge, the Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(r)             Books and Records; Internal Accounting Controls.  The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)             Material Agreements.  Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”).  Except as disclosed on Schedule 2.1(s) hereto, neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement, which has not been waived or cured.  Except as disclosed on Schedule 2.1(s) hereto, neither the Company nor any of its Subsidiaries is currently in default under any Material Agreement now in effect.

(t)             Transactions with Affiliates.  Except as set forth on Schedule 2.1(t) hereto or in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(u)             Securities Act of 1933.  The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.  The Company is not, and has never been, a company described in Rule 144(i)(1) under the Securities Act, and is a “reporting issuer” as described in Rule 144(c)(1) under the Securities Act.   Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the securities issued or issuable in connection with the transactions contemplated hereunder.

(v)             Employees.  Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 2.1(v) hereto.  Except as set forth on Schedule 2.1(v) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed.  No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(w)             Intellectual Property.  Except as set forth on Schedule 2.1(w) hereto, the Company and each of the Subsidiaries owns, or possesses the rights to use, all patents (and any patentable improvements thereof), trademarks, service marks, trade names, domain names, copyrights and websites (or copyrightable derivative works thereof), and intellectual property rights relating thereto (to any of the foregoing list, whether or not registered), licenses and authorizations which are necessary for the conduct of its business as now conducted without infringement or any conflict with the rights of others.

(x)             Absence of Certain Developments.  Except as set forth in the Commission Documents or provided on Schedule 2.1(x) hereto, since September 30, 2008, neither the Company nor any Subsidiary has:

(i)           issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

(ii)           borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company and its Subsidiaries;

(iii)           discharged or satisfied any lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(iv)           declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(vi)           sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or pursuant to nondisclosure agreements;

(vii)           suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)         made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x)           entered into any material transaction, whether or not in the ordinary course of business;

(xi)           made charitable contributions or pledges in excess of $10,000;

(xii)           suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)          experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)         entered into an agreement, written or otherwise, to take any of the foregoing actions.

(y)             Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(z)             ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended.  As used in this Section 2.1(z), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(aa)             No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and except as set forth on Schedule 2.1(aa) hereto, since January 1, 2008, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(bb)             Dilutive Effect.  The Company understands and acknowledges that its obligation to issue the Warrant Shares upon the exercise of the Warrant in accordance with this Agreement and the Warrant, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(cc)             DTC Status.   Except as set forth on Schedule 2.1(cc) hereto, the Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.  The name, address, telephone number, fax number, contact person and email of the Company transfer agent is set forth on Schedule 2.1(cc) hereto.

(dd)             Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Note and the Warrant, or for the performance by the Company of its obligations under the Transaction Documents.

Section 2.2                                Representations and Warranties of the Investor.

The Investor hereby represents and warrants to the Company as of the date hereof and as of the Closing Date that the Investor is purchasing the Note and the Warrant solely for its own account and not with a view to or for sale in connection with distribution.  The Investor does not have a present intention to sell any of the Note, the Warrant, the shares of Common Stock issuable upon conversion of the Note (the “Conversion Shares”) or the Warrant Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of such securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. The Investor further represents and warrants to the Company as of the date hereof and as of the Closing Date that (i) the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the proposed investment in the Securities; (ii) the Investor understands that neither the Note, the Warrant, the Conversion Shares nor the Warrant Shares may be sold, transferred or otherwise disposed of by it without registration under the Securities Act and any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering such securities or an available exemption from registration, such Investor might be required to hold such securities indefinitely; and (iii) the Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

ARTICLE III

COVENANTS

The Company covenants with the Investor as follows, which covenants are for the benefit of the Investor and its assignees.  Unless otherwise set forth in the covenants in this Article III,

the covenants contained in Sections 3.5(e), 3.5(f), 3.13, 3.15, 3.16, 3.19-3.24, 3.26, 3.28, 3.29, 3.30, 3.32 and 3.33 hereof shall survive Closing hereunder until the Note is paid in full and the Investor has no any obligation (contingent or otherwise) to advance funds hereunder and the covenants contained in Sections 3.1-3.4, 3.5(a)-(d), 3.5(g), 3.6 3.7, 3.8, 3.12, 3.14, 3.17, 3.21, 3.25, 3.27, 3.31 and 3.34 hereof shall survive Closing hereunder until the Warrant has been redeemed and/or exercised in full.

Section 3.1                                Securities Compliance.

The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Investor or subsequent holders.

Section 3.2                                Registration and Listing.

The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board, the New York Stock Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Markets, the Nasdaq Global Markets, or the Nasdaq Global Select Market. If required, the Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Warrant Shares.   Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  Upon the request of the Investor, the Company shall deliver to the Investor a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3                                Compliance with Laws.

The Company shall comply in all material respects, and cause each Subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders of any governmental authority, including without limitation, all securities law, rules and regulations and timely make all filings required by any such laws, rules and regulations..

Section 3.4                                Keeping of Records and Books of Account.

The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.  Upon request of Investor, the Company shall furnish to Investor any and all books and records or any other information reasonably requested by Investor relating to the financial condition to the Company, the technology of the Company or otherwise.

Section 3.5                                Reporting Requirements.

The Company shall furnish the following to the Investor so long as the Investor shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:

(a)           Electronic notification of the filing of all Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is or would have been required to be filed with the Commission;

(b)           Electronic notification of the filing of all Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is or would have been required to be filed with the Commission;

(c)           Electronic notification of the filing of all Current Reports filed with the Commission on Form 8-K as soon as practical after the document is or would have been required to be filed with the Commission;

(d)           Electronic notification of the filing of any other filings filed or required to be filed with the Commission as soon as practical after the document is or would have been required to be filed with the Commission;

(e)           A current schedule of accounts payable aging within five (5) days of the end of each calendar month;

(f)           A budget prepared on a weekly basis in good faith based upon assumptions which the Company believes to be reasonable setting forth, inter alia, a thirteen (13) week cash flow forecast in reasonable detail satisfactory to Investor including receipts, disbursements and such line item detail as satisfactory to Investor, in the form attached hereto as Exhibit H, as updated bi-weekly with Investor’s consent, including a comparison of actual cash funds and revenues received by the Company and cash disbursements and expenses made by the Company for the most recent four-week period then ended (or if a four-week period has not then elapsed from the date of this Agreement, such shorter period since the date of this Agreement through the Friday of the most recent week then ended) to the budget previously delivered to Investor (the “Budget”); and

(g)           Copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.6                                Other Agreements.

The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

Section 3.7                                Use of Proceeds.

The proceeds from the sale of the Note and Warrant hereunder shall be used by the Company (i) to repay indebtedness to Bridge Bank, N.A. in the principal amount of $476,807.68, together with all interest accrued thereon; (ii) to redeem the Series D Preferred Stock held by Laurus Master Fund, Ltd. and its affiliates for $1,160,728.77, together with all dividends accrued thereon; and (iii) for working capital and ordinary course general corporate purposes not inconsistent with or prohibited by any covenant in the Transaction Documents.  In no event shall the proceeds be used to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock (except as permitted pursuant to Section 3.13 hereof) or to settle any outstanding litigation.

Section 3.8                                Reporting Status.

So long as the Investor beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  The Company shall promptly disclose on Form 8-K the occurrence of any Material Adverse Effect or any event that could reasonably be expected to cause a Material Adverse Effect.

Section 3.9                                Reserved.

Section 3.10                              Reserved.

Section 3.11                              Reserved.

Section 3.12                              Amendments.

The Company shall not amend or waive any provision of its Articles of Organization or Bylaws in any way that would adversely affect exercise or other rights of the holder of the Note or the Warrant.

Section 3.13                                Distributions.

So long as the Note remains outstanding or the Investor has any obligation (contingent or otherwise) to advance funds hereunder, the Company agrees that it shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or make any distributions (by reduction of capital or otherwise) to any holder(s) of Common Stock (or security convertible into or exercisable for Common Stock) or set aside or otherwise deposit or invest any sums for such purpose, or (ii) redeem, retire, defease, purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company or any Subsidiary or set aside or otherwise deposit or invest any sums for such purpose; provided, however, that the Company may repurchase shares of Common Stock from former employees permitted or required by any stock restriction or purchase agreements by and between the Company and such former employees in an aggregate amount not to exceed $100,000.

Section 3.14                                Reservation of Shares.

So long as the Note or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, one hundred fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.

Section 3.15                                Prohibition on Liens.

So long as the Note remains outstanding or the Investor has any obligation (contingent or otherwise) to advance funds hereunder, the Company shall not, and shall not permit its Subsidiaries to, enter into, create, incur, assume, suffer or permit to exist any lien, security interest, mortgage, pledge, charge, claim or other encumbrance of any kind (collectively, “Liens”) on or with respect to any of its assets, including the Collateral (as defined in the Security Agreement), now owned or hereafter acquired or any interest therein or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect any financing statement or other similar notice of any Lien with respect to such assets, other than Permitted Encumbrances.  “Permitted Encumbrances” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) the Liens set forth in Schedule 3.15 hereto in effect on the date hereof; and (d) the Liens of Investor set forth in the Security Agreement.

Section 3.16                                Prohibition on Indebtedness.

So long as the Note remains outstanding, other than (i) Indebtedness existing on the date hereof and disclosed in Schedule 2.1(k) to this Agreement and (ii) Indebtedness in favor of the Investor, the Company shall not, and shall not permit any Subsidiary to, enter into, create, incur, assume, suffer, become or be liable for in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly), any Indebtedness, performance, obligations or dividends of any other Person.

Section 3.17                                Compliance with Transaction Documents.

The Company shall, and shall cause its Subsidiaries to, comply with their respective  obligations under the Note and the other Transaction Documents.

Section 3.18                                Reserved.

Section 3.19                                Transactions with Affiliates.

The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, (i) purchase, acquire or lease any property from, or sell, transfer or lease any property to any officer, director, agent, employee or any Affiliate of the Company or any Subsidiary, or (ii) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, director, agent, employee, or other Affiliate of Company or any Subsidiary, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, agent or such employee or, to the knowledge of the Company, any entity in which any officer, director, agent or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than (i) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Company as fair and reasonable in all respects to the Company or the applicable Subsidiary and upon terms no less favorable to the Company or such Subsidiary that the Company or such Subsidiary would obtain in a comparable arm’s length transaction with an unaffiliated person, (ii) reimbursement for expenses incurred on behalf of the Company in the ordinary course of and pursuant to the reasonable requirements of the business or any Subsidiary and (iii) as set forth on Schedule 3.19 hereof.

Section 3.20                                No Merger or Sale of Assets; No Formation of Subsidiaries.

The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) merge into or with or consolidate with any other Person (other than into the Company or a Subsidiary of the Company) or permit any other Person (other than the Company or a Subsidiary of the Company) to merge into or with or consolidate with it, provided, that if any such consolidation or merger involves the Company, then the Company must be the survivor of such consolidation or merger; (ii) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any or all of its assets (other than inventory in the ordinary course of business and the sales described on Schedule 3.20 hereof, the purchase price for which sales shall be no less than $400,000 and $300,000 respectively);  (iii) in any way or manner alter its organizational structure or effect a change of entity (except as expressly permitted in this Agreement); (iv) form or create any subsidiary or become a partner in any partnership or joint venture, or make any acquisition of any interest in any Person or acquire substantially all of the assets of any Person; (v) wind up, liquidate or, subject to the proviso in Section 3.22 below, dissolve or (vi) agree to do any of the foregoing.

Section 3.21                                Payment of Taxes, Etc.

The Company shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes,

assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

Section 3.22                                Corporate Existence.

The Company shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business; provided, however, that the Company may dissolve or cause one or more of its Subsidiaries to merge or consolidate with the Company or any of its other Subsidiaries, provided, that if any such consolidation or merger involves the Company, then the Company must be the survivor of such consolidation or merger.

Section 3.23                                Maintenance of Assets.

So long as the Note remains outstanding or the Investor has any obligation (contingent or otherwise) to advance funds hereunder, the Company shall, and shall cause its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

Section 3.24                                No Investments.

The Company shall not, and shall not permit any Subsidiary to, make or suffer to exist any Investments or commitments therefor, other than Investments made in the ordinary course of business.  “Investment” means, with respect to any Person, all investments (by capital contribution or otherwise) in any other Person, or any extension of credit, loan, advance, purchase or repurchase of stock or other ownership interest, any Indebtedness or all or a substantial part of the assets or property of any Person, bonds, notes, debentures or other securities, or otherwise, and whether existing on the date of this Agreement or thereafter made, but such term shall not include the cash surrender value of life insurance policies on the lives of officers or employees, excluding amounts due from customers for services or products delivered or sold in the ordinary course of business.

Section 3.25                                Opinions.

For so long as the Investor holds any Securities, the Company will provide, at the Company’s expense, such legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon exercise of the Warrant pursuant to an effective registration statement, Rule 144 or an exemption from registration.  In the event that Common Stock is sold in a manner that complies with an exemption from registration, the Company will promptly instruct its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, if more than one year has elapsed from the Closing Date, or to permit sale of the shares if pursuant to the other provisions of Rule 144).

Section 3.26                                Acquisition of Assets.

In the event the Company or any Subsidiary acquires any assets or other properties, without limiting or impairing the limitations set forth in Section 3.24 above, such assets or properties shall constitute a part of the Collateral (as defined in the Security Agreement) and the Company shall take all action necessary to perfect the Investor’s security interest in such assets or properties.

Section 3.27                                Registration Rights.

If the Company shall determine to prepare and file with the Commission a registration statement (a “Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Investor a written notice of such determination and, if within 20 days after the date of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Warrant Shares as the Investor requests to be registered so long as such Warrant Shares are proposed to be disposed in the same manner as those set forth in the Registration Statement.  If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any Registration Statement under this Section 3.27 that, because of marketing considerations, the number of shares to be sold by Persons other than the Company is greater than the number of such shares that can be offered without adversely affecting the offering, the Company may reduce pro rata the number of shares offered for the accounts of such Persons (based upon the number of shares requested by each such Person to be included in the registration) to a number deemed satisfactory by such managing underwriter.  The Company shall use its best efforts to cause any Registration Statement to be declared effective by the Commission as promptly as is possible following it being filed with the Commission (provided, however, that the Company shall have the right to terminate, postpone or delay any registration made under this Section 3.27 without any obligation to the Investor) and to remain effective until all Warrant Shares subject thereto have been sold or may be sold without limitations as to volume or the availability of current public information under Rule 144.  All fees and expenses incident to the performance of or compliance with this Section 3.27 by the Company shall be borne by the Company whether or not any Warrant Shares are sold pursuant to the Registration Statement.  The Company shall indemnify and hold harmless the Investor, the officers, directors, members, partners, agents, brokers, investment advisors and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration

Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 3.27, except to the extent, but only to the extent, that such untrue statements or omissions referred to in (1) above are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein. The Investor shall indemnify and hold harmless the Company, the officers, directors, members, partners, agents, brokers, investment advisors and employees of the Company, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, shareholders, partners, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included therein or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue or alleged untrue statements or omissions referred to in (1) above are based solely upon information regarding the Investor furnished in writing to the Company by the Investor expressly for use therein, or (2) any violation or alleged violation by the Investor of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 3.27.

Section 3.28                                Notices of Certain Events.  The Company shall promptly notify the Investor of any event or events that have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

Section 3.29                                Budget Compliance.

(a)             As of each week, for the four-week period ended as of the end of such week, the actual cash receipts received by the Company shall not be less than 75% of the cash receipts for the corresponding period in the Budget.

(b)             As of each week, for the four-week period ended as of the end of such week, the actual cash disbursements of the Company shall be no more than 110% of the cash disbursements for the corresponding period as set forth in the Budget.

Section 3.30                                Minimum Cash Balance.  The Company shall at all times maintain a cleared balance of at least $500,000 (the “Minimum Balance”) in a deposit account held at a depository institution satisfactory to Investor and pledged to Investor pursuant to a blocked account agreement with such depository institution in form and substance satisfactory to Investor, such account to be free and clear of any Liens other than Liens in favor of Investor (the

“Blocked Account”).  Until the Note and all obligations of the Company hereunder have been indefeasibly paid and satisfied in full, Investor shall have sole dominion and control over the Blocked Account and the Company shall have no right of access to or withdrawal from the Blocked Account.  If, notwithstanding the prior sentence, Investor shall, in its sole discretion, permit the Company, following the Company’s request, to have access to the Blocked Account and maintain less than the Minimum Balance therein, the Investor, as a condition thereto and in addition to any other conditions that the Investor may then establish, may require the Company to engage in a sale process satisfactory to the Investor in its sole discretion, including, without limitation, conditions, timing and milestones which may be established by the Investor, including, without limitation, the engagement of a third party investment banker acceptable to the Investor in its sole and absolute discretion.

Section 3.31                                Inspection.   The Company, upon reasonable notice, shall permit Investor and its duly authorized representatives or agents to visit any of the Company’s properties and inspect any of its assets or books and records, to examine and make copies of its books and records and to discuss its affairs, finances, technology and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Investor may designate.

Section 3.32                                Accounts Payable.  The Company will pay its accounts payable in the ordinary course, consistent with past practices and not allow the average age, calculated as (i) the product of (x) the dollar amount of each payable times (y) the number of days past due of such payable divided by (ii) the aggregate dollar amount of all accounts payable, of such accounts payable to be more than one hundred (100) days past due.

Section 3.33                                Current Ratio.  The Company shall maintain at all times a Current Ratio of not less than 0.60 to 1.00.  “Current Ratio” shall be defined as current assets minus current liabilities, all as determined in accordance with GAAP.

Section 3.34                                Board of Directors.  By December 31, 2008, the Company shall cause the resignation of two members from the Board of Directors of the Company and will subsequently cause the Board of Directors to appoint two directors reasonably satisfactory to the Investor to fill the resulting vacancies.

ARTICLE IV

CONDITIONS

Section 4.1                                Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities at Each Closing.

The obligation hereunder of the Company to close and issue and sell the Securities to the Investor at the Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)             No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)             Delivery of Note Amount.  The Investor shall have advanced the funds as payment for the purchase price of the Note and the Warrant on the date of the Closing.

(c)             Delivery of Transaction Documents.  The Transaction Documents to which the Investor is a party shall have been duly executed and delivered by the Investor to the Company.

Section 4.2                                Conditions Precedent to the Obligation of the Investor to Close at Each Closing.

The obligation hereunder of the Investor to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.

(a)             Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of the date of the Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)             Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the Closing.

(c)             No Suspension, Etc.  Trading in the Common Stock shall not have been suspended by the Commission or the American Stock Exchange, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Investor, makes it impracticable or inadvisable to purchase the Securities.

(d)             No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)             No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)             Opinion of Counsel.  The Investor shall have received an opinion of counsel to the Company, dated the date of the Closing, substantially in the form of Exhibit I hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Investor.

(g)             Note and Warrant; Transaction Documents.  At or prior to the Closing, the Company shall have delivered to the Investor the Note and the Warrant; the Company shall have duly executed and delivered the other Transaction Documents to the Investor.

(h)             Secretary’s Certificate.  The Company shall have delivered to the Investor a secretary’s certificate, dated as of the Closing, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles of Organization, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(i)             Officer’s Certificate.  On the date of the Closing, the Company shall have delivered to the Investor a certificate signed by an executive officer on behalf of the Company, dated as of the date of the Closing, confirming the accuracy of the Company’s representations, warranties and covenants as of such date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (a)-(e) and (j) of this Section 4.2 as of the date of such Closing.

(j)             Material Adverse Effect.  Except as disclosed on Schedule 2.1(h) hereto, no Material Adverse Effect shall have occurred since September 30, 2008.

(k)             Due Diligence.  The Company shall have permitted Investor to make such audits and inspections as the Investor deems reasonably appropriate and the Investor is satisfied, in its reasonable discretion, with the results thereof.  Such audits and inspections by the Investor shall not affect any of the representations and warranties made by the Company in this Agreement and shall not, under any circumstances constitute a waiver of the Investor’s indemnification rights under Article 6 hereof, or otherwise relieve the Company of any liability thereunder.

(l)             Payment of Investor’s Expenses.  The Company shall have paid the fees and expenses described in Section 7.1 of this Agreement.

(m)             UCC Financing Statements.  On or prior to the date of the Closing, the Company shall have filed (or authorized the filing of) all UCC and similar financing statements in form and substance satisfactory to the Investor at the appropriate offices to create a valid and perfected security interest in the Collateral (as defined in the Security Agreement).

(n)             Consents.  The Company shall have obtained all consents, approvals, or waivers from all governmental authorities, third parties and Company security holders necessary (i) for the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and (ii) to not, except as set forth on Schedule 4.2(n), trigger any preemptive rights, rights of first refusal, put or call rights or obligations, anti-dilution rights or similar rights that any holder of the Company’s securities may have with respect to the execution, delivery and performance of this Agreement and each of the Transaction Documents and all transactions contemplated hereby and thereby, all without material cost or other adverse consequences to the Company.

(o)             Payoff Letter.  A letter, in form and substance satisfactory to the Investor, from Bridge Bank, N.A. respecting the amount necessary to repay in full all of the obligations of the Company owing to Bridge Bank, N.A. and obtain a release of all of the Liens existing in favor of Bridge Bank, N.A. in and to the assets of the Company, together with termination statements and other documentation evidencing the termination by Bridge Bank, N.A. of its Liens in and to the properties and assets of the Company.

(p)             Evidence of Series D Redemption.  Evidence, in form and substance satisfactory to the Investor, of the redemption of the Series D Preferred Stock held by Laurus Master Fund, Ltd. and its affiliates (collectively, “Laurus”) and a release of all of the Liens existing in favor of Laurus in and to the assets of the Company, together with termination statements and other documentation evidencing the termination by Laurus of its Liens in and to the properties and assets of the Company.

(q)             Transfer of Interest in Cornova, Inc.  All right, title and interest of the Company in Cornova, Inc., a Delaware corporation, shall be transferred to Investor, free and clear of any Liens or other restrictions pursuant to transfer agreements acceptable to Investor in lieu of Investor receiving any commitment fee, closing fee or other fees in connection with the transactions contemplated by this Agreement.

ARTICLE V

CERTIFICATE LEGEND

Section 5.1                                Legend.

Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR IMPLANT SCIENCES CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to issue or reissue certificates representing any of the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of the Warrant Shares, the holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, and (x) such Warrant Shares have been registered for sale under the Securities Act and the holder is selling such shares and is complying with its prospectus delivery requirement under the Securities Act, (y) the holder is selling such Warrant Shares in compliance with the provisions of Rule 144 or other exemption from registration or (z) the provisions of paragraph (b)(1)(i) of Rule 144 apply to such Shares.

ARTICLE VI

INDEMNIFICATION

Section 6.1                                General Indemnity.

The Company agrees to indemnify and hold harmless the Investor (and its directors, officers, members, partners, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Investor as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2                                Indemnification Procedure.

Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                Fees and Expenses.

The Company shall pay the costs, fees and expenses of the Investor incurred in connection with the transactions contemplated by the Transaction Documents, including reasonable diligence and legal fees and expenses; such expenses are reasonably estimated by the Investor not to exceed $75,000 in the aggregate.  In addition, the Company shall pay all reasonable fees and expenses incurred by the Investor in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 7.2                                Specific Performance; Consent to Jurisdiction; Venue.

(a)             The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)             The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and the Investor consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Investor hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

Section 7.3                                Entire Agreement; Amendment.

This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Investor make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Investor.  Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon the Investor (and its assigns) and the Company.

Section 7.4                                Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Implant Sciences Corporation 107 Audubon Road Wakefield, Massachusetts Tel: (781) 246-0700 Fax: (781) 246-3561 Attn: Phillip C. Thomas, President

with copies (which copies shall not constitute notice to the Company) to:	Morse, Barnes-Brown & Pendleton, P.C. Reservoir Place 1601 Trapelo Road Waltham, Massachusetts 02451 Tel: (781) 622-5930 Fax: (781) 622-5933 Attn: Carl F. Barnes, Esq.

If to the Investor:	DMRJ Group, LLC c/o Platinum Partners Value Arbitrage Fund L.P. 152 West 57th Street, 4th Floor New York, NY 10019 Tel: (212) 582-0500 Fax: (212) 582-2424 Attention: Daniel I. Small

with copies (which copies shall not constitute notice to the Investor) to:	Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Tel: (212) 885-5431 Fax: (917) 332-3065 Attention: Eliezer M. Helfgott, Esq.

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 7.5                                Waivers.

No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6                                Headings.

The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7                                Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  The Investor may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8                                No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9                                Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10                                Survival.

The representations and warranties of the Company and the Investor shall survive the execution and delivery hereof and the Closing until the third anniversary of the Closing Date; the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and Closing hereunder.

Section 7.11                                Publicity.

The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Investor without the consent of the Investor, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation and then only to the extent of such requirement.

Section 7.12                                Counterparts.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.13                                Severability.

The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14                                Further Assurances.

From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 7.15                                Confidentiality.

Without the prior written consent of the Company, neither the Investor nor any of its affiliates shall disclose any confidential information of the Company or any of its Subsidiaries, which any of its officers, directors, employees, counsel, agents, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to, without limitation, know-how, trade secrets, customer lists, supplier lists, referral source lists, costs, profits or margin information, markets, sales, pricing policies, operational methods, plans for future development, processes, products, software, the financial condition, results of operations, business, properties, assets, liabilities, or future prospects and such information shall not be published, disclosed, or made accessible by any of them to any other person or entity or used by any of them; provided, however, that such party may disclose or use any such information (i) as has become generally available to the public other than through a breach of this Agreement by such party or any of its affiliates and representatives, (ii) as becomes available to the Investor on a non-confidential basis from a source other than the Company or the Company’s affiliates or representatives, provided that such source is not known or reasonably believed by such party to be bound by a confidentiality agreement or other obligations of secrecy, (iii) as may be required in any report, statement or testimony required to be submitted to any governmental entity having or claiming to have jurisdiction over it, or as may be otherwise required by applicable law, or as may be required in response to any summons or subpoena or in connection with any litigation, (iv) as may be required to obtain any governmental entity approval or consent required in order to consummate the transactions contemplated by this Agreement or (v) as may be necessary to establish or enforce the Investor’s rights and/or to exercise the Investor’s remedies under this Agreement and the Transaction Documents, including, without limitation, to third parties in order to facilitate a sale or other disposition of the Company or its assets subject to the execution and delivery of a Non-Disclosure Agreement containing restrictions and limitations substantially similar to those contained in this Section 7.15; provided, further, that in the case of clauses (i), (ii), (iii), and (iv), the Investor will promptly notify the Company and, to the extent practicable, provide the Company a reasonable opportunity to prevent public disclosure of such information.

The Investor acknowledges responsibility for disclosures caused by the Investor and any of its affiliates and representatives.

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IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

IMPLANT SCIENCES CORPORATION

By:	/s/ Phillip C. Thomas
Name: Phillip C. Thomas
Title: President

DMRJ GROUP LLC

By:	/s/ D. I. Small
Name: Daniel I. Small
Title: MD